Exhibit 99

                 SRS Labs Announces Stock Repurchase Program


    SANTA ANA, Calif., July 7 /PRNewswire-FirstCall/ -- SRS Labs, Inc. (Nasdaq: SRSL), a leading provider of innovative audio, voice and semiconductor technology solutions, today announced that its board of directors has approved a stock repurchase program.

    Under the stock repurchase program, SRS Labs may acquire up to $3.0 million of the company's outstanding common stock. The stock repurchase program will be put into effect immediately and will continue over the next six months. Purchases may be made from time to time in the open market, in block purchases or in privately negotiated transactions, depending on market conditions, share price and other factors.

    SRS Labs' chairman and chief executive officer, Tom Yuen, stated, "We see this stock repurchase program as an attractive opportunity for the company, a good investment of corporate funds, in the best interests of our shareholders and a symbol of confidence in the long-term outlook for SRS Labs."


    About SRS Labs, Inc.

    SRS Labs is a recognized leader in the advancement of audio and voice technology. The company works with the world's top manufacturers to provide a richer entertainment experience through patented sound techniques. SRS Labs' technologies can be heard through products ranging from televisions, LCD and plasma monitors, DVD players, cell phones, car audio systems, headphones and notebook and desktop computers. The company also offers hardware and software tools to professionals and consumers for the creation, production and broadcast of content featuring SRS Labs' technologies. SRS Labs' subsidiary, Valence Technologies Limited, is a Hong Kong-based semiconductor company that designs and sells custom ASICs and standard ICs to leading manufacturers worldwide. Based in Santa Ana, Calif., the company also has licensing representation in Hong Kong, Japan, Europe, and Korea. For more information about SRS Labs, Inc. please visit www.srslabs.com. The information on the aforementioned website is not incorporated by reference into this press release.


    Except for historical information contained in this release, statements in this release, including those of Mr. Yuen in paragraph three are forward-looking statements and projections (which include statements concerning plans and objectives of management for future operations) that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company's goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Some of these factors include the general market conditions concerning the semiconductor business, the acceptance of new SRS Labs' products and technologies, the impact of competitive products and pricing, the timely development and release of technologies by the Company, general business and economic conditions, especially in Asia, and other factors detailed in the Company's Form 10-K and other periodic reports filed with the SEC. SRS Labs specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.


    For further information, please contact: Investors, Tami Yanito, ext. 3093, tami@srslabs.com, or Media, Jennifer Drescher, ext. 5010, jenniferd@srslabs.com, both of SRS Labs, Inc., +1-949-442-1070.



SOURCE  SRS Labs, Inc.
    -0-                             07/07/2004
    /CONTACT: Investors, Tami Yanito, ext. 3093, tami@srslabs.com, or Media, Jennifer Drescher, ext. 5010, jenniferd@srslabs.com, both of SRS Labs, Inc., +1-949-442-1070/
    /Company News On-Call:  http://www.prnewswire.com/comp/809275.html /
    /Web site:  http://www.srslabs.com /
    (SRSL)

CO:  SRS Labs, Inc.
ST:  California
IN:  CPR CSE MLM SEM
SU: